Exhibit 32


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Equity Technologies & Resources, Inc. (the "Company") on Form 10-QSB/ for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James Kemper Millard, Chief Executive Officer (or equivalent thereof) and Chief Financial Officer (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                         /s/ James Kemper Millard
                          -----------------------------------------
                          James Kemper Millard
                          Chief Executive Officer (or equivalent thereof) Chief Financial Officer (or equivalent thereof) September 29, 2003